Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*

In connection with the attached Report of John Hancock GA Senior Loan Trust (the “registrant”) on Form N-CSR to be filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of the registrant does hereby certify that, to the best of such officer's knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant as of, and for, the periods presented in the Report.

/s/ Ian Roke

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Ian Roke

President, Principal Executive Officer

Dated: August 18, 2026

/s/ Heidi Knapp

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Heidi Knapp

Treasurer and Chief Financial Officer, Principal Financial Officer

Dated: August 18, 2026

A signed original of this written statement, required by Section 906, has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.

*These certifications are being furnished solely pursuant to 18 U.S.C. Section 1350 and are not being filed as part of this Form N-CSR or as a separate disclosure document.